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                                                                   Exhibit 11(a)

                                  MIZAR, INC.

                    COMPUTATION OF PER SHARE INCOME (LOSS)
                   (in thousands, except per share amounts)

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                                                                                             Three Months Ended
                                                                                                 December 31,
                                                                                            1997              1996
                                                                                          --------          --------
BASIC INCOME (LOSS) PER SHARE:
     Net income (loss)                                                                    $  (198)          $   344
                                                                                          =======           =======

     Weighted average shares outstanding                                                    5,136             4,966

Basic income (loss) per share                                                             $ (0.04)          $  0.07
                                                                                          =======           =======


DILUTED INCOME (LOSS) PER SHARE:
     Weighted average shares outstanding                                                    5,136             4,966

     Effect of common stock equivalents:
          Options granted                                                                     N/A               793
          Weighted average exercised options outstanding for portion of period,
                net of equivalent shares purchased at average fair market value               N/A                 -
          Effect of using option proceeds to repurchase common stock at
                average fair market value                                                     N/A              (171)
                                                                                          -------           -------
                                                                                                -               622
                                                                                          -------           -------
                        Total common stock equivalents                                      5,136             5,588
                                                                                          -------           -------

Diluted income (loss) per share                                                           $ (0.04)          $  0.06
                                                                                          =======           =======
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